CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated November 24, 2010, relating to the financial statements and financial highlights of BlackRock Intermediate Government Bond Portfolio and BlackRock Government Income Portfolio, each a series of BlackRock Funds II, appearing in the Annual Reports on Form N-CSR of BlackRock Funds II for the year ended September 30, 2010, and to the references to us under the headings “Other Service Providers – Independent Registered Public Accounting Firm”, “Financial Highlights”, “Form of Agreement and Plan of Reorganization – Representations of the Company, on behalf of the Target Fund” and “Form of Agreement and Plan of Reorganization – Representations of the Company, on behalf of the Acquiring Fund” in the Combined Prospectus/Information Statement, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 31, 2011